SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2007

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01             Completion of Acquisition or Disposition of Assets

On September 24, 2007, the Registrant announced that it has exercised the options to acquire the remaining interest in The Maryland Jockey Club (“MJC”) that it does not already control.  MJC is the trade name under which Pimlico Race Course and Laurel Park operate.  Under the terms of an option agreement, MEC will pay to entities affiliated with Joseph and Karin De Francis an aggregate of $18.3 million (plus interest) and, upon such payment, will have 100% of the equity and voting interests in the entities that own MJC.

The Registrant acquired a majority interest in MJC on November 27, 2002 pursuant to a transaction which was fully described in a Form 8-K filed on December 12, 2002.

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Departure of Directors or Principal Officers

On September 24, 2007, the Registrant announced the resignation of Joseph De Francis as Executive Vice-President. Pursuant to the terms of his employment agreement, he is entitled to receive $1.9 million. Mr. De Francis will remain a director of the Registrant.

ITEM 7.01             Regulation FD Disclosure

On September 24, 2007, the Registrant announced its exercise of options to acquire the remaining interest in The Maryland Jockey Club that it did not already control.  The nature of the Registrant’s options and their exercise are described herein under Item 2.01.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with general Instruction B.2 to Form 8-K, the information being furnished under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

99.1         Copy of Press Release dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

September 26, 2007	by:	/s/William G. Ford
William G. Ford,
Secretary